Exhibit 99.1

TTEC Expands Senior Leadership Team as a Springboard for Growth

Dave Seybold named CEO, TTEC Digital

Shelly Swanback, TTEC Engage CEO, promoted to additional role as President, TTEC Holdings, Inc.

Tuchman to remain TTEC Chairman and CEO

DENVER, Colo., November 9, 2022 -- TTEC Holdings, Inc. (NASDAQ:TTEC), one of the largest global CX (customer experience) technology and services innovators for digital CX transformation, today announced Dave Seybold as CEO, TTEC Digital, and Shelly Swanback as President in addition to her role as CEO, TTEC Engage. The expanded executive leadership structure bolsters the company’s platform for growth.

Ken Tuchman will continue to be client facing and set the company’s strategic direction, M&A strategy, CX innovation, and long-term priorities. Partnering with Tuchman, Swanback and Seybold will architect and execute the company’s next phase of growth.

“As TTEC kicks off its 40th year, I am more excited than ever about our future. Dave and Shelly are growth-oriented and results-driven executives with deep expertise in CX and the broader digital ecosystem,” said Tuchman. “The partnership between these two proven, global technology leaders will accelerate our momentum in driving profitable growth.”

Seybold Brings Decades of Experience Driving Growth with Digital, Cloud Technologies

Seybold will begin his tenure at TTEC on Nov. 28 as CEO of TTEC Digital, responsible for leading the Digital business and driving accelerated growth and CX innovation. A dynamic and proven leader, Seybold brings more than 30 years of global expertise partnering with clients to design and implement technology solutions at scale. With extensive experience collaborating with technology partners, Seybold successfully grew businesses at IBM, Avanade NA, and Atos Americas to record levels of revenue and profitability.

“We’re thrilled to bring Dave on board to lead TTEC Digital. He’s an innovative global leader, with extensive cloud and CX expertise, strong partner relationships and a proven track record of delivering profitable growth,” commented Tuchman.

“Digital experiences and interactions create relationships and drive growth. TTEC Digital is ideally suited to deliver these solutions on a global scale in partnership with the premier hyperscalers in the market,” said Dave Seybold, incoming CEO, TTEC Digital. “I am thrilled to join TTEC at this pivotal time, where digitally-enabled CX is increasingly essential to the success of every organization.”

Address	Investor Contact	Media Contact
9197 South Peoria Street	Paul Miller	Tim Blair
Englewood, CO 80112	303-397-8641	tim.blair@ttec.com
+1.303.397.9267

Expanded Role for Swanback

As President, Swanback will expand her responsibilities to include corporate functions as well as her role as CEO of TTEC Engage.

“In the last six months, Shelly has jumped right in. Across the globe, she is inspiring our people, connecting with our clients, and driving positive change throughout the company. Elevating Shelly’s role will amplify her ability to drive results quickly,” explained Tuchman.

About TTEC

TTEC Holdings, Inc. (NASDAQ:TTEC) is one of the largest, global CX (customer experience) technology and services innovators for digital CX transformation. The Company delivers leading CX technology and operational CX orchestration at scale through its proprietary cloud-based CXaaS (Customer Experience as a Service) platform.  Serving iconic and disruptive brands, TTEC's outcome-based solutions span the entire enterprise, touch every virtual interaction channel, and improve each step of the customer journey. Leveraging next gen digital and cognitive technology, the Company's Digital business designs, builds, and operates omnichannel contact center technology, conversational messaging, CRM, automation (AI / ML and RPA), and analytics solutions.  The Company's Engage business delivers digital customer engagement, customer acquisition & growth, content moderation, fraud prevention, and data annotation solutions. Founded in 1982, the Company's singular obsession with CX excellence has earned it leading client NPS scores across the globe. The Company's nearly 62,700 employees operate on six continents and bring technology and humanity together to deliver happy customers and differentiated business results. To learn more visit us at https://www.ttec.com

Address	Investor Contact	Media Contact
9197 South Peoria Street	Paul Miller	Tim Blair
Englewood, CO 80112	303-397-8641	tim.blair@ttec.com
+1.303.397.9267